UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

RHYTHM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38223	46-2159271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Berkeley Street

12th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (857) 264-4280

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RYTM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rhythm Pharmaceuticals, Inc. (the “Company”) entered into an amended and restated offer letter agreement (each, an “Amended Offer Letter”) with each of David P. Meeker, M.D., the Company’s President and Chief Executive Officer, on July 28, 2023, Joseph Shulman, the Company’s Chief Technical Officer, on July 28, 2023, Jennifer Chien, the Company’s Executive Vice President, Head of North America, on August 3, 2023, and Hunter Smith, the Company’s Chief Financial Officer, on August 3, 2023.

Dr. Meeker’s Amended Offer Letter

Under Dr. Meeker’s Amended Offer Letter, he is entitled to receive an initial annual base salary of $717,254, subject to periodic review and adjustment by the Company’s Board of Directors (the “Board”), and is eligible to receive an annual performance bonus initially targeted at 65% of his annual base salary.

If Dr. Meeker’s employment is terminated by the Company without “cause” or by him for “good reason” (each, as defined in the Amended Offer Letter, and such termination, a “qualifying termination”), then, in addition to any accrued amounts, he will be entitled to receive 12 months of continued base salary, paid in substantially equal installments over a period of 12 months following the date of termination, and reimbursement for continued group medical plan coverage for a period of up to 12 months following the date of termination. However, if Dr. Meeker experiences a qualifying termination within 3 months prior to, or within 12 months following a change in control of the Company (such period, the “change in control protection period”), then Dr. Meeker will be entitled to receive (i) a cash severance amount equal to 18 months of his base salary plus 150% of his target annual performance bonus for the year in which the termination date occurs, paid in substantially equal installments over a period of 18 months following the date of termination, (ii) reimbursement for continued group medical plan coverage for a period of up to 18 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award in the Company held by him.

Mr. Shulman’s Amended Offer Letter

Under Mr. Shulman’s Amended Offer Letter, he is entitled to receive an initial annual base salary of $435,000, subject to periodic review and adjustment by the Board, and is eligible to receive an annual performance bonus initially targeted at 40% of his annual base salary.

If Mr. Shulman experiences a qualifying termination, then, in addition to any accrued amounts, he will be entitled to receive 9 months of continued base salary, paid in substantially equal installments over a period of 9 months following the date of termination, and reimbursement for continued group medical plan coverage for a period of up to 9 months following the date of termination. However, if Mr. Shulman experiences a qualifying termination within the change in control protection period, then Mr. Shulman will be entitled to receive (i) a cash severance amount equal to 12 months of his base salary plus 100% of his target annual performance bonus for the year in which the termination date occurs, paid in substantially equal installments over a period of 12 months following the date of termination, (ii) reimbursement for continued group medical plan coverage for a period of up to 12 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award in the Company held by him.

Ms. Chien’s Amended Offer Letter

Under Ms. Chien’s Amended Offer Letter, she is entitled to receive an initial annual base salary of $473,000, subject to periodic review and adjustment by the Board, and is eligible to receive an annual performance bonus initially targeted at 40% of her annual base salary.

If Ms. Chien experiences a qualifying termination, then, in addition to any accrued amounts, she will be entitled to receive 9 months of continued base salary, paid in substantially equal installments over a period of 9 months following the date of termination, and reimbursement for continued group medical plan coverage for a period of up to 9 months following the date of termination. However, if Ms. Chien experiences a qualifying termination within the change in control protection period, then Ms. Chien will be entitled to receive (i) a cash severance amount equal to 12 months of her base salary plus 100% of her target annual performance bonus for the year in which the termination date occurs, paid in substantially equal installments over a period of 12 months following the date of termination, (ii) reimbursement for continued group medical plan coverage for a period of up to 12 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award in the Company held by her.

Mr. Smith’s Amended Offer Letter

Under Mr. Smith’s Amended Offer Letter, he is entitled to receive an initial annual base salary of $480,000, subject to periodic review and adjustment by the Board, and is eligible to receive an annual performance bonus initially targeted at 40% of his annual base salary.

If Mr. Smith experiences a qualifying termination, then, in addition to any accrued amounts, he will be entitled to receive 9 months of continued base salary, paid in substantially equal installments over a period of 9 months following the date of termination, and reimbursement for continued group medical plan coverage for a period of up to 9 months following the date of termination. However, if Mr. Smith experiences a qualifying termination within the change in control protection period, then Mr. Smith will be entitled to receive (i) a cash severance amount equal to 12 months of his base salary plus 100% of his target annual performance bonus for the year in which the termination date occurs, paid in substantially equal installments over a period of 12 months following the date of termination, (ii) reimbursement for continued group medical plan coverage for a period of up to 12 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award in the Company held by him.

All severance payments and benefits under the Amended Offer Letters are subject to the executive’s execution of a release of claims against the Company and continued compliance with certain restrictive covenants. The Amended Offer Letters also include an Internal Revenue Code Section 280G “best pay” provision, which provides that if any amount received by the executive pursuant to the agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive would receive the full amount of the payments and benefits or an amount reduced so that no portion would be subject to the excise tax, whichever results in the largest payment to the executive on an after-tax basis.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended & Restated Offer Letter, dated July 28, 2023, by and between the Registrant and Daivd P. Meeker.
10.2	Amended & Restated Offer Letter, dated July 28, 2023, by and between the Registrant and Joseph Shulman.
10.3	Amended & Restated Offer Letter, dated August 3, 2023, by and between the Registrant and Jennifer Chien.
10.4	Amended & Restated Offer Letter, dated August 3, 2023, by and between the Registrant and Hunter Smith.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHYTHM PHARMACEUTICALS, INC.

Date: August 3, 2023	By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer